AMENDMENT
                                     TO THE
                               ADVISORY AGREEMENT
                                     BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                              PADCO ADVISORS, INC.


         THIS AMENDMENT TO THE ADVISORY AGREEMENT dated as of January 18, 2008 (the "Amendment") is made as of August 25, 2009, by and between Rydex Series Funds (the "Trust") and PADCO Advisors, Inc. (the "Adviser"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

         WHEREAS, the Trust and the Adviser are parties to an Advisory Agreement dated as of January 18, 2008, as amended (the "Agreement"); and

         WHEREAS, the parties desire to amend the Agreement to reflect their original intent with regard to the allocation of fund expenses between the Adviser and the Trust with respect to the All Asset Conservative (formerly, Essential Portfolio Conservative), All Asset Moderate (formerly, Essential Portfolio Moderate), All Asset Aggressive (formerly, Essential Portfolio Aggressive), and Alternative Strategies Allocation Funds of the Trust;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the
Agreement:

         1. Section 6 of the Agreement is deleted in its entirety and replaced with the following. This amended Section 6 shall be effective as of the inception date of the funds, which is on or about June 30, 2006 for the All Asset Conservative, All Asset Moderate, and All Asset Aggressive Funds and on or about March 7, 2008 for the Alternative Strategies Allocation Fund.

              6. ALLOCATION OF CHARGES AND EXPENSES. The Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Adviser shall not be responsible for a Fund's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

                  Notwithstanding the foregoing paragraph, with respect to the All Asset Conservative, All Asset Moderate, All Asset Aggressive, and Alternative Strategies Allocation Funds, the Adviser will bear its own costs of providing services hereunder. In addition, the Adviser agrees to pay all expenses incurred by the foregoing Funds, except for acquired fund fees and expenses, interest, taxes, brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments, extraordinary expenses, and distribution fees and expenses paid by the Funds under any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

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

         2. Schedule A of the Agreement is deleted in its entirety and replaced with the attached Schedule A, which has been updated to reflect to the new names of certain funds and remove the performance fee discussion related to the Multi-Cap Core Equity Fund, which was converted to the Global 130/30 Strategy Fund.

         3. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. All other provisions of the Agreement shall remain in full force and effect and this Amendment and the Agreement constitute the entire agreement among the parties with respect to the arrangements described herein.

         4. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.


RYDEX SERIES FUNDS, on                 PADCO ADVISORS, INC.
behalf of each Fund listed
on Schedule A


By: /s/ Michael P. Byrum               By: /s/ Richard M. Goldman
------------------------               ------------------------------
Name: Michael P. Byrum                 Name: Richard M. Goldman
Title: Vice P. President               Title: Chief Executive Officer


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

                                   SCHEDULE A
                              DATED AUGUST 25, 2009
                                     TO THE
                               ADVISORY AGREEMENT
                    DATED AS OF JANUARY 18, 2008, AS AMENDED

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                          RATE              FUND                                        RATE
----                                          ----              ----                                        ----
Nova Fund*...............................     0.75%             Banking..................................   0.85%
Nova Master..............................     0.75%             Basic Materials..........................   0.85%
Inverse S&P 500 Strategy*................     0.90%             Biotechnology............................   0.85%
Inverse S&P 500 Strategy Master..........     0.90%             Consumer Products........................   0.85%
NASDAQ-100(R)*.............................   0.75%             Electronics..............................   0.85%
NASDAQ-100(R) Master.......................   0.75%             Energy...................................   0.85%
Inverse NASDAQ-100(R) Strategy ............   0.90%             Energy Services..........................   0.85%
Mid-Cap 1.5x Strategy *..................     0.90%             Financial Services.......................   0.85%
Mid-Cap 1.5x Strategy Master.............     0.90%             Health Care..............................   0.85%
Russell 2000(R) 1.5x Strategy..............   0.90%             Internet.................................   0.85%
Government Long Bond 1.2x Strategy.......     0.50%             Leisure..................................   0.85%
Inverse Government Long Bond Strategy *..     0.90%             Precious Metals..........................   0.75%
Inverse Government Long Bond Master......     0.90%             Real Estate..............................   0.85%
Europe 1.25x Strategy....................     0.90%             Retailing................................   0.85%
Japan 2x Strategy........................     0.75%             Technology...............................   0.85%
S&P 500 Pure Value
   (formerly Large-Cap Value)............     0.75%             Telecommunications.......................   0.85%
S&P 500 Pure Growth
   (formerly Large-Cap Growth)...........     0.75%             Transportation...........................   0.85%
S&P Mid Cap 400 Pure Value
    (formerly Mid-Cap Value).............     0.75%             Utilities................................   0.85%
S&P Mid-Cap 400 Pure Growth
    (formerly Mid-Cap Growth)............     0.75%             Commodities Strategy.....................   0.75%

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

FUND                                          RATE              FUND                                        RATE
----                                          ----              ----                                        ----
                                                                All-Cap Opportunity
Inverse Mid-Cap Strategy................*     0.90%                 (formerly Sector Rotation)...........   0.90%
                                                                Global 130/30 Strategy
Inverse Mid-Cap Strategy Master .........     0.90%                 (formerly Multi-Cap Core Equity).....   0.70%
S&P Small-Cap 600 Pure Value
    (formerly Small-Cap Value)...........     0.75%             S&P 500 .................................   0.75%
S&P Small-Cap 600 Pure Growth
    (formerly Small-Cap Growth)..........     0.75%             Russell 2000(R)..........................   0.75%
Inverse Russell 2000(R) Strategy ........     0.90%             Managed Futures Strategy.................   0.90%
Strengthening Dollar 2x Strategy.........     0.90%             Inverse High Yield Strategy..............   0.75%
Weakening Dollar 2x Strategy.............     0.90%             Inverse International 2x Strategy........   0.75%
                                                                All-Asset Moderate Strategy
                                                                    (formerly Essential Portfolio
U.S. Government Money Market.............     0.50%                 Moderate) ...........................   0.00%
                                                                All-Asset Conservative Strategy
                                                                    (formerly Essential Portfolio
High Yield Strategy......................     0.75%                 Conservative)........................   0.00%
                                                                All-Asset Aggressive Strategy
                                                                    (formerly Essential Portfolio
International 2x Strategy................     0.75%                 Aggressive)..........................   0.00%
Global Market Neutral....................     1.20%             Alternative Strategies Allocation........   0.00%
Long/Short Commodities Strategy..........     0.90%             International Opportunity................   0.90%

* The fee will be reduced to 0.00% for any period during which the Fund invests through a master-feeder structure.

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